RXELITE HOLDINGS INC.

Financial Statements
December 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
RxElite Holdings Inc.
Meridian, Idaho

We have audited the balance sheet of RxElite Holdings Inc. as of December 31, 2006, and the related statements of operations, shareholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RxElite Holdings Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s operating losses and lack of working capital raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
May 23, 2007

INDEPENDENT AUDITORS’ REPORT

To the Shareholders
RxElite Holdings, Inc.
Meridian, Idaho

We have audited the accompanying balance sheet of RxElite Holdings, Inc. (a Delaware corporation) as of December 31, 2005, and the related statements of operations, changes in shareholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we do not express such an opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement as well as assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RxElite Holdings, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 19 to the financial statements, certain errors resulting in the overstatement of previously reported long term debt and understatement of additional paid-in capital and interest expense as of and for the year ended December 31, 2005, were discovered by management of the Company during the current year. Accordingly, the 2005 financial statements have been restated and an adjustment has been made to retained earnings as of January 1, 2005 to correct the error.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had significant negative equity as of December 31, 2005, and incurred a significant net operating loss for the year ended. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Eide Bailly LLP

Boise, Idaho
March 23, 2006 (except for Note 19, dated May 24, 2007)

RXELITE HOLDINGS INC.
BALANCE SHEETS

	DECEMBER 31,	DECEMBER 31,
	2006	2005
ASSETS		[Restated]
CURRENT ASSETS
Cash	$2,403,144	$239,356
Restricted Cash	0	1,391,129
Accounts Receivable (Net of Allowance for Doubtful Accounts
of $182,222 and $12,000, respectively)	43,727	4,592,764
Related Party Receivables	60,675	9,992
Inventory	5,707,510	4,167,266
Prepaid Expenses	102,378	131,828
TOTAL CURRENT ASSETS	8,317,434	10,532,335

PROPERTY AND EQUIPMENT, NET	331,196	94,133

OTHER ASSETS
Intangible Assets	69,796	72,398
Restricted Deposits	60,013	0
TOTAL OTHER ASSETS	129,809	72,398

TOTAL ASSETS	$8,778,439	$10,698,866

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts Payable	$5,535,752	$788,877
Accrued Payroll	156,521	163,146
Accrued Interest	163,893	1,806
Accrued Rebates	46,302	4,069,927
Deferred Guarantee Payments	0	15,000
Convertible Debentures	545,000	400,000
Current Portion Capital Lease Obligations	13,872	0
Current Portion of Long Term Debt	0	5,923,167
Current Portion of Long Term Debt - Related Party	257,151	893,549
TOTAL CURRENT LIABILITIES	6,718,491	12,255,472

Long Term Liabilities
Capital Lease Obligations	31,628	0
Long Term Debt	0	9,953,773
Long Term Debt - Related Party	766,098	798,839
TOTAL LONG TERM LIABILITIES	797,726	10,752,612

TOTAL LIABILITIES	7,516,217	23,008,084

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred Stock, .01 par value, 0 and 2,158,500 shares issued
and outstanding, respectively	0	21,585
Common Stock, .00237 par value, 100,000,000 shares
authorized, 30,928,663 and 15,929,262 shares issued
and outstanding, respectively	73,301	37,752
Additional Paid In Capital	5,121,143	2,805,794
Subscription Shares Payable	5,097,334	1,278,396
Accumulated Deficit	(9,029,556)	(16,452,745)
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	1,262,222	(12,309,218)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$8,778,439	$10,698,866

See notes to Financial Statements.

RXELITE HOLDINGS INC.
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2006	2005
Sales (Net of Discounts and Allowances of
$5,332,784 and $14,460,493, respectively)	$14,171,134	$25,628,628
Cost of Goods Sold	13,870,372	24,261,326
Gross Profit	300,762	1,367,302

Operating Expenses
Selling expense	1,056,845	672,784
Salaries, Wages and Benefits	1,110,753	963,000
Research and Development	502,580	2,795
Amortization Expense	2,602	2,602
Depreciation Expense	91,126	42,680
General and Administrative	1,764,597	701,386
Total Operating Expenses	4,528,503	2,385,247

Loss from Operations	(4,227,741)	(1,017,945)

Other Income (Expenses)
Interest Income	57,086	6,186
Gain on Debt Restructure	12,335,199	804,744
Loss on Disposal of Assets	(5,213)	0
Other Revenue	6,121	0
Other Expense	(57,450)	0
Interest Expense	(582,171)	(230,948)
	11,753,572	579,982

Income (Loss) before Income Taxes	7,525,831	(437,963)

Income Tax Provision	0	0

Net Income (Loss) available for Common Stock Holders	$7,525,831	$(437,963)

Net Income (Loss) per share
Basic	$0.37	$(0.03)
Diluted	$0.27	$(0.03)

Weighted Average Shares Outstanding
Basic	20,091,557	15,929,262
Diluted	29,542,134	15,929,262

See notes to Financial Statements.

RXELITE HOLDINGS INC.
STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL	SUBSCRIPTION
	No. of Shares	Par Value	No. of Shares	Par Value	PAID IN CAPITAL	SHARES PAYABLE	ACCUMULATED DEFICIT	TOTAL
BALANCE AT 12/31/2004 [Restated]	2,158,500	$21,585	15,887,629	$37,654	$2,805,794	$0	$(16,014,782)	$(13,149,749)

Common stock Issued	0	0	41,633	98	0	0	0	98

Subscription Shares Payable	0	0	0	0	0	1,278,396	0	1,278,396

Net loss [Restated]	0	0	0	0	0	0	(437,963)	(437,963)

BALANCE AT 12/31/2005 [Restated]	2,158,500	21,585	15,929,262	37,752	2,805,794	1,278,396	(16,452,745)	(12,309,218)

Preferred Stock Issued for Cash	97,500	975	0	0	194,025	0	0	195,000

Preferred Stock Issued for Services and Other Expenses	82,000	820	0	0	23,880	0	0	24,700

Preferred Stock Warrants modified for Other Expense	0	0	0	0	36,658	0	0	36,658

Preferred Stock Warrants modified for Dividends	0	0	0	0	102,642	0	(102,642)	0

Preferred Stock issued for Subscription Shares Payable	622,500	6,225	0	0	1,238,775	(1,245,000)	0	0

Preferred Stock Conversion to Common Stock	(2,960,500)	(29,605)	12,491,533	29,605	0	0	0	0

Common Stock Warrants modified for Employee Compensation	0	0	0	0	777,131	0	0	777,131

Common Stock issued for Cash	0	0	529,273	1,254	119,516	0	0	120,770

Common Stock issued for Employee Compensation and Legal Services	0	0	1,702,752	4,036	218,302	0	0	222,338

Common Stock Issued for Subscription Shares payable	0	0	43,776	104	20,646	(20,750)	0	0

Common Stock issued for Debt	0	0	210,970	500	99,500	0	0	100,000

Common Stock issued for Other Expense	0	0	21,097	50	9,950	0	0	10,000

Stock Offering Costs	0	0	0	0	(525,676)	0	0	(525,676)

Common Stock Subscribed for Cash	0	0	0	0	0	3,885,600	0	3,885,600

Common Stock Subscribed for Debt	0	0	0	0	0	947,000	0	947,000

Common Stock Subscribed for Interest	0	0	0	0	0	234,053	0	234,053

Common Stock Subscribed for Employee Compensation	0	0	0	0	0	18,035	0	18,035

Net Income	0	0	0	0	0	0	7,525,831	7,525,831

BALANCE AT 12/31/2006	0	$0	30,928,663	$73,301	$5,121,143	$5,097,334	$(9,029,556)	$1,262,222

See notes to Financial Statements.

RXELITE HOLDINGS INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2005
		[Restated]
Cash Flows from Operating Activities:
Net Income (Loss)	$7,525,831	$(437,963)
Adjustments to reconcile Net Income (Loss)
to net cash provided by (used in) operating activities:
Depreciation and amortization	93,728	45,282
Loss on disposal of assets	5,213	0
Gain on debt restructure	(12,335,199)	(804,744)
Subscription shares issued for services	18,035	0
Subscription shares issued for interest	234,053	0
Common Stock Issued and Warrants modified
and expensed	979,569	0
Common Stock and Preferred Stock issued
for Legal Services	43,900	0
Common Stock and Preferred Stock issued
and Warrants Modified for other expenses	47,358	0
Decrease (Increase) in operating Assets:
Accounts Receivable	2,139,398	(1,759,137)
Inventory	(1,557,359)	5,335,137
Prepaid Expenses and Deposits	(31,225)	(27,425)
Other Assets	(60,013)	(50,000)
Increase (Decrease) in operating Liabilities
Accounts Payable	4,163,849	(919,906)
Accrued Expenses	(4,946,143)	(1,065,867)
Total adjustments	(11,204,836)	753,340
Net Cash Provided By (Used For) Operating Activities	(3,679,005)	315,377

Cash flows from investing activities:
Purchase of Furniture and Equipment	(300,302)	(56,091)
Net Cash Used For Investing Activities	(300,302)	(56,091)

Cash Flows from Financing Activities:
Payments on Capital Lease	(1,300)	0
Proceeds from Stock Subscribed	3,885,600	1,245,000
Payments on Notes Payable	(573,549)	(351,718)
Proceeds from Convertible Debentures/Notes Payable	1,147,000	563,905
Cash Paid for Offering Cost	(21,555)	0
Cash Overdraft	0	(85,988)
Common Stock Issued for Cash	315,770	0
Net Cash Provided By Financing Activities	4,751,966	1,371,199
Net increase in Cash and Cash Equivalents	772,659	1,630,485

Cash beginning of year	1,630,485	0
Cash and Cash Equivalents, end of year	$2,403,144	$1,630,485

See notes to Financial Statements.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 1 - NATURE OF BUSINESS

RxElite Holdings Inc. (Company) is a Delaware Corporation headquartered in Meridian, Idaho. The Company has offices in the states of Idaho and Texas. The Company is in the business of manufacturing and selling generic pharmaceuticals.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - Cash and cash equivalents include highly liquid investments with a maturity of three months or less.

Accounts Receivable - The Company records its accounts receivable at the original invoice amount less an allowance for doubtful accounts and less any applicable difference between the Wholesale Acquisition Cost (WAC) price and the negotiated contract price (rebate amount). The Company also adjusts the receivable amount for a discount allowance for timely payments. An account receivable is considered to be past due if any portion of the receivable balance is outstanding beyond its scheduled due date. On a quarterly basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on its history of past write-offs and collections, and current credit conditions.  No interest is accrued on past due accounts receivable.  The allowance for doubtful accounts was $182,222 and $12,000 at December 31, 2006 and 2005, respectively. Payment discounts are recorded against revenue at the end of each period to the extent they remain eligible against the corresponding receivable. Customers are given payment discounts of between 2% and 3% for making payments within a range of 30 to 45 days. The discount allowance was $4,755 at December 31, 2006 and $33,983 at December 31, 2005.

Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market.  A reserve for slow-moving and obsolete inventory is established for all inventory deemed potentially non-saleable by management in the period in which it is determined to be potentially non-saleable. The current inventory is considered properly valued and saleable.  The Company concluded that there was no need for a reserve for slow moving and obsolete inventory at December 31, 2006 or at December 31, 2005.

Property and Equipment - Property and Equipment are stated at cost less accumulated depreciation. Expenditures related to repairs and maintenance which are not capital in nature are expensed in the period incurred. Appropriate gains and or losses related to the disposition of property and equipment are realized in the period in which such assets are disposed. Depreciation expense amounted to $91,126 for the year ended December 31, 2006 and $42,680 for the year ended December 31, 2005. See NOTE 6. Depreciation is computed using the straight-line method over the following estimated useful lives:

Category	Useful Life
Furniture and Fixtures	3-7 years
Computer Equipment	5 years
Software	3 years

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Revenue Recognition - The Company recognizes revenue from product sales when the goods are received by the customer, resulting in the transfer of title and risk of loss. The Company sells its products to some wholesalers at the WAC price and to some wholesalers at a negotiated contract price. Upon sale to wholesalers who operate based on the WAC price, the WAC price less an allowance for the difference between the WAC price and the contract price (rebate amount), is recorded based on the maximum calculated rebate amount which is treated as a sales revenue offset. Upon sale of our product by the wholesaler using the WAC price, we are invoiced for the difference between the WAC and the contract price and create a credit note for the difference. The Credit notes are then reconciled with the sales revenue offset. Sales at negotiated contract prices (non-WAC) are recognized at the negotiated contract price.

Earnings Per Share - The Company has adopted the provisions of SFAS No. 128, “Earnings Per Share.” Basic earnings or loss per share is computed by dividing income or loss (numerator) applicable to common stockholders by the weighted number of common shares outstanding (denominator) for the period.  Diluted earnings per share assumes the exercise or conversion of all dilutive securities.

Share Based Payments - The Company uses the Black-Scholes valuation model to estimate the fair value of its stock options and warrants. The model requires various judgmental assumptions including estimated stock price volatility, forfeiture rates and expected life. The Company is privately held and does not have an internal or external market for its shares and therefore the Company does not have sufficient information available to support an estimate of its expected volatility of its share prices. In accordance with FAS 123(R), the Company has identified a similar public entity for which sufficient share price information is available and has used that information for estimating the Company’s expected volatility. Our calculations of the fair market value of each stock-based award that was granted, modified or calculated during 2006 used the following assumptions:

Risk-free interest rate	4.75%
Expected life in years	0 to 2
Dividend yield	0
Expected volatility	46.137%

Research and Development Costs - All costs related to research and development are expensed as incurred. These costs include labor and other operating expenses related to product development, as well as costs to obtain regulatory approval.

Advertising - The Company expenses advertising as incurred. For 2006, advertising expenses were $104,199 and for 2005, $66,330.

Accounting Estimates - The process of preparing financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, actual results may differ from estimated amounts.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in financial institutions.  Although the cash accounts exceed the federally insured deposit amount, management does not anticipate nonperformance by the financial institutions.

Shipping and Handling - The Company records shipping and handling expenses in the period in which they are incurred and are included in the Cost of Goods Sold.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s business plan anticipates that its near future activities will be funded from the issuance of additional equity and funds provided by ongoing operations.  Failure to raise the equity or to achieve sales projections necessary to finance future cash requirements would adversely affect the Company’s ability to pursue its strategy and could negatively affect operations in future periods.

The majority of the Company’s inventory consists of a generic pharmaceutical which received FDA approval for use in the United States on May 2, 2007. There is no guarantee that the generic pharmaceutical will provide the Company with its projected revenues and cash flows. Failure to achieve projected margin and or market share will adversely affect the future financial position of the Company. Should the Company be unable to achieve projected market share and/or margin for the generic pharmaceutical or to obtain additional capital, there is substantial doubt that the Company would remain a going concern after 2007. No adjustments to the Financial Statements have been made to reflect these possibilities.

NOTE 4 - INVENTORIES

Inventories consist of Finished Goods valued at $5,707,510 and $4,167,266 at December 31, 2006 and at December 31, 2005, respectively. In 2006, the Company entered into an agreement with a manufacturer of Sevoflurane agreeing to purchase $5,065,410 of the product as finished goods. The product had not yet been approved by the FDA for use in the United States as of December 31, 2006. Approval was obtained from the FDA on May 2, 2007. (See NOTE - 17.)

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of a patent valued at $25,000 and an FDA approved “Abbreviated New Drug Application” (ANDA) for the generic pharmaceutical Fluoxetine valued at $50,000.

Patent and ANDA acquisition and application costs are recorded at cost. Patent costs are amortized over their remaining useful life, not to exceed their legal life.  ANDA acquisition and application costs are recorded at cost and their value is periodically tested for impairment. At December 31, 2006, the Company concluded that there was no impairment of this intangible asset.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Patent and ANDA acquisition and application costs at December 31, 2006 and 2005 are as follows:

	2006	2005
Patent Costs	$25,000	$25,000
ANDA Acquisition and Application Costs	50,000	50,000
Gross Carrying Value	75,000	75,000
Less Accumulated Amortization	(5,204)	(2,602)

Total Intangible Assets	$69,796	72,388

Patent amortization expense for 2006 and 2005 was $2,602 for each year and will be $2,602 for each year from 2007 through 2012.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and Equipment are stated at cost and consist of the following at December 31:

	2006	2005
Furniture and Fixtures	$79,252	$99,232
Computer Equipment	90,808	81,427
Software	292,824	28,276
Total Property and Equipment	462,884	208,935
Less Accumulated Depreciation	(131,688)	(114,802)

Property and Equipment, net	$331,196	$94,133

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 7 - LONG-TERM DEBT

Notes payable at December 31, 2006 and December 31, 2005 are summarized as follows:

	2006	2005
Notes Payable

Note payable to vendor financing accounts payable, accruing interest at 0%, balance due June 30, 2009, collateralized by assets of the company. In 2005, the interest rate of 12% was reduced to 0% by the vendor.	$0	$12,597,476

Note payable to a vendor financing for outstanding interest on the above note payable, accruing interest at 0%, balance due June 30, 2009, collateralized by assets of the Company. In 2005, the interest rate of 12% was reduced to 0% by the vendor..	0	3,279,464

Total Notes Payable	0	15,876,940
Less Current Portion	0	(5,923,167)
Long Term Notes Payable	$0	$9,953,773

Related Party Unsecured Notes Payable

Note payable to shareholder, due in monthly payments of 3% of the outstanding balance, including interest at 12%	$39,330	$60,000

Note payable to shareholder, bearing no interest	0	63,905

Note payable to former shareholder. Monthly payments of $10,833, interest calculated at 12%, note due in 2014 (balance restated for 2005)	648,154	906,033

Note payable to a shareholder, due in 360 monthly payments of $1,800, including interest calculated at 42%, due in 2032	50,000	50,000

Note Payable, due on demand, but if no demand is made, simple interest Computed at 12%, annually	65,765	272,450

Note payable, due on demand, but if no demand is made, it is payable in a single payment including simple interest computed at 12%, annually.	100,000	0

Note payable, due on demand, but if no demand is made, it is payable in a single payment including simple interest computed at 12%, annually	0	120,000

Note payable, due on demand, but if no demand is made, it is payable in a single payment including simple interest computed at 12%, annually.	0	100,000

Note payable, for venture capital loan, due in 360 monthly payments of $2,500, including interest imputed at 25%, due in 2032	120,000	120,000

Total Notes Payable	1,023,249	1,692,388
Less Current Portion	(257,151)	(893,549)
Long Term Notes Payable	$766,098	$798,839

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Estimated maturities of notes payable at December 31 are as follows:

2007	$257,151
2008	74,453
2009	80,270
2010	87,585
Thereafter	523,790

$1,023,249

NOTE 8 - SIGNIFICANT CUSTOMERS

During the year ended December 31, 2006, the Company recorded revenues from three customers that approximated 35%, 15% and 7% of net sales, respectively. During the year ended December 31, 2005, the Company recorded revenues from one customer that approximated 45% of net sales.

NOTE 9 - SIGNIFICANT SUPPLIERS

The Company out-sources all of its generic pharmaceutical manufacturing for its own label to outside sources. The Company out-sourced the manufacturing of all its pharmaceutical products to three companies in both 2006 and 2005. For 2006, the Company’s largest supplier accounted for approximately $11 million or 67.3% of product purchases. The second largest supplier accounted for approximately $5 million or 32.5% of product purchases.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 10 - EQUITY TRANSACTIONS

On November 9, 2006, the Company authorized a Common Stock split of 4.2194 shares for one. All equity transactions, equity balances and per share amounts are reported based on the post-split number of shares.

At December 31, 2006, the numbers of shares authorized for all classes of stock is as follows: 100,000,000 shares of Common Stock, par value $0.00237 per share.

At December 31, 2005, the number of shares authorized for all classes of stock was 32,067,440 shares of Common Stock, par value $0.0237 per share, and 2,225,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share.

On May 17, 2006 the Board of Directors approved the reduction in the strike price of preferred stock warrants then exercisable from $2.00 per share to $.01 per share. The number of warrants modified for preferred stock was 70,000. The Company accounted for the modification of these warrants in accordance with FAS 123(R) and used the Black-Scholes model, discussed in Note 2 under Share Based Payments, to determine the amount to be expensed for the reduction in strike price for the warrants. The resulting expense for modifying the preferred stock warrants was $36,658 and was classified as other expense and $102,642 was classified as dividends.

On May 17, 2006 the Board of Directors approved the reduction in the strike price of common stock warrants then exercisable from $0.474 per share to $0.00237 per share. The number of warrants modified for common stock was 1,647,752. The Company accounted for the modification of these warrants in accordance with FAS 123(R) and used the Black-Scholes model discussed in Note 2, under Share Based Payments, to determine the amount to be expensed for the reduction in strike price for the warrants. The resulting expense for modifying the common stock warrants was $777,131 and has been included in general and administrative expenses.

On September 18, 2006, the Company filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware and increased its authorized shares to 37,974,600 shares of Common Stock, par value $0.00237 per share, and 4,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share.

On October 17, 2006, each holder of shares of Series A Convertible Preferred Stock elected to convert each share of Series A Convertible Preferred Stock into 4.2194 shares of Common Stock post split (one share of common stock pre-split).

On November 9, 2006, the Company filed its Third Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware and increased its authorized shares to 100,000,000 shares of Common Stock, par value $0.00237 per share. In the context of the Third Amended and Restated Certificate of Incorporation, each share of Common Stock was split into 4.2194 shares of Common Stock.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Convertible Notes

In 2006, the Company sold an aggregate of $1,492,000 of Convertible Notes each with a 30% simple interest rate convertible into the securities issued in the Company’s next round of financing, with a maturity date of December 31, 2006. There was no beneficial conversion feature included in the notes. Consideration for the foregoing was in the form of $1,297,000 of cash and $195,000 of conversion of preexisting indebtedness. At December 31, 2006 and at December 31, 2005, the Company had $545,000 and $400,000 of Convertible Notes outstanding respectively. As of December 31, 2006, the holders of $947,000 of convertible debt elected to convert their notes for Subscription Shares Payable of Common Stock at $0.60 per share and warrants at 50% of the number of shares with a strike price of $0.85 exercisable upon certain conditions. The remaining note holders agreed to postpone repayment of the note in return for an extension of conversion rights.

Series A Preferred Stock

In 2006, the Company issued 802,000 shares of Series A Convertible Preferred Stock. Consideration for the foregoing was in the form of $195,000 in cash, $24,700 in services and other expenses and $1,245,000 in Subscription Shares Payable.

At December 31, 2005, each Series A Preferred Stock share was convertible into one share of Common Stock, and was not redeemable. Holders of Series A Preferred Stock, in preference to the holders of the other stock of the Corporation (“Junior Stock”), were entitled to receive, when and as declared by the Board of Directors of the of the Corporation, but only out of funds that are legally available therefore, cash dividends at the rate of five percent of the Original Issue Price per annum on each outstanding share of Series A Preferred Stock (as adjusted for stock splits, stock dividends, stock combinations and the like with respect to such shares). Such dividends shall be payable only when as and if declared by the Board of Directors and shall be non-cumulative. The series A Preferred Stock has a liquidation preference that upon a liquidation (or deemed liquidation) the Holder will receive, in priority to all junior securities, $4.00 per share (as adjusted for stock splits and the like) plus all declared but unpaid dividends, and thereafter, participation with the Common Stock in all of the remaining assets of the Corporation, on an as converted basis. Provided, however, that if the assets available for distribution exceeds $100,000,000, then in lieu of the liquidation preference, the Holders of Series A Preferred Stock will participate with the Holders of Common Stock on an as converted basis (the $100,000,000 threshold shall be proportionally increased if the Company raises additional capital).

In order to induce the holders (“Holders”) of the Company’s Series A Preferred Stock to convert their shares of Preferred Stock to Common Stock, the Company entered into a Conversion Agreement dated as of October 17, 2006, which provided for the Company buying back the Holders’ stock contingent on certain events and before any liquidation or similar type transaction and the payment of specified fees before any distribution of proceeds were effected. The agreement was amended on April 9, 2007 and the amendment is more fully described in Note - 18.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Common Stock

In 2006, the Company issued 14,999,401 shares of Common Stock for the conversion of 2,960,500 shares of preferred stock, $120,769 in cash, $100,000 in conversion of preexisting indebtedness and interest, $20,750 for Subscription Shares Payable, $222,339 in employee compensation and for legal services and $10,000 for other expenses.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash in bank. Cash with one bank exceeded the federally insured limit by $2,303,144 at December 31, 2006 and by $1,530,485 at December 31, 2005.

In 2005, RxElite Holdings, Inc. entered into a contract to purchase equipment in the amount of $516,500. A deposit of $51,650 was paid in 2005. The Company delayed the acquisition of the equipment until an as yet to be determined future period. The supplier has agreed to hold the deposit for the Company toward an equipment purchase in a like amount as the original agreement. The deposit amount remained the same for 2006.

The Company rents a facility with lease terms in excess of one year expiring in 2009. The Company also has several leases with terms less than one year for various storage rentals. Rental expense on these leases for the year ended December 31, 2006 was $63,372 and in December 31, 2005 was $69,064. Lease commitments extending beyond one year end in 2009 and the rental commitment for 2007 is $107,249, for 2008 is $34,580 and for 2009 is $29,400.

In December of 2006 the Company entered into a lease for office equipment with a three year term. The Lease has been capitalized and is expensed in accordance with GAAP and will be amortized over three years. Principal payments in 2007 will be $13,872, in 2008 $15,682 and in 2009 $16,166. Depreciation expense related to the capitalized lease was $4,680 in 2006.

NOTE 12 - INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

Net deferred tax liabilities consist of the following components as of December 31, 2006 and 2005:

	2006	2005
Deferred Tax Assets:
NOL Carryover	$103,000	$9,007,711
263A	93,492
Allowance for Doubtful Accounts	71,066
Depreciation	82,929

Valuation Allowance	(350,487)	9,007,711
Net Deferred Tax Asset	$0	$0

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2006 and 2005 due to the following:

	2006	2005
Book Income	$4,083,518	$(327,918)
Officer Life	6,559	5,095
State Tax Expense	(370)	(370)
Meals and Entertainment	280	648
NOL Utilization	(3,091,835)
Valuation Allowance	(998,152)	322,545
	$0	$0

At December 31, 2006, the Company had net operating loss carryforwards of approximately $260,000 that may be offset against future taxable income from the year 2006 through 2026. No tax benefit has been reported in the December 31, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 13 - STOCK OPTIONS AND WARRANTS

The Company had no Stock Options outstanding as of December 31, 2006 or December 31, 2005.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

The following table summarizes the Company’s warrants at December 31, 2006 and 2005 along with the related 2006 activity:

	Preferred Stock Warrants	Exercise Price
Outstanding warrants at December 31, 2004	0	N/A

Granted	70,000	$2.00
Cancelled/Expired	0	N/A
Exercised	0	N/A

Outstanding warrants at December 31, 2005	70,000	$2.00

Granted	70,000.01
Cancelled / Expired	(70,000)	2.00
Exercised	(70,000)	.01

Outstanding, December 31, 2006	0	N/A

Exercisable, December 31, 2006	0	N/A

	Common Stock Warrants	Exercise Price
Outstanding warrants at December 31, 2004	1,371,887	$0.474

Granted	528,008	$0.474
Cancelled/Expired	0	N/A
Exercised	0	N/A

Outstanding warrants at December 31, 2005	1,899,895	$0.474

Granted	1,647,752	0.00237
Cancelled / Expired	(1,647,752)	0.474
Exercised	(1,767,891)	0.03442

Outstanding, December 31, 2006	132,004	$0.00237

Exercisable, December 31, 2006	0	N/A

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

In addition, during the year ended December 31, 2006, the Company reduced the price of 70,000 warrants for preferred stock from a strike price of $2.00 per share to $.01 per share. These warrants were issued in 2005 as part of an equity and convertible debenture sale. Due to this modification, the Company recorded a non cash dividend of $102,642 for the change in strike price for the year ended December 31, 2006 and $36,658 in other expense.

NOTE 14 - WARRANTS OWED FOR FINDER FEES

In 2006, the company contracted with a capital development consulting firm to assist the Company raise capital. For any capital raised with the assistance of the consulting firm, the agreement calls for compensation in the form of cash and warrants in proportion to the capital raised. During 2006 the consulting firm assisted in raising $3,565,600 for the Company. Per the agreement, the Company owed the consulting firm $356,560 in cash and 594,267 warrants exercisable into common stock at $0.60 per share and 297,133 warrants exercisable into common stock at $0.85 per share. At 12/31/2006 the Company had not issued the warrants related to this agreement, but as they had been earned by the consulting firm as of 12/31/2006 the Company calculated the fair market value of each warrant using the Black-Scholes valuation model described in Note 2, under Share Based Payments. The fair market value of the warrants owed was calculated to total $134,299 and was debited to Additional Paid in Capital and credited to accounts payable at December 31, 2006.

NOTE 15 - RELATED PARTY TRANSACTIONS

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party Notes Payable are detailed in NOTE 7. Related Party Receivables totaled $60,675 and $9,992 at December 31, 2006 and December 31, 2005, respectively. The related parties are employees and officers of the Company.

NOTE 16 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest amounted to $160,803 for the year ended December 31, 2006 and $186,251 for the year ended December 31, 2005.  There was no cash paid for income taxes during the years ended December 31, 2006, and December 31, 2005. In addition, during the year ended December 31, 2006, the Company reduced the price of 70,000 warrants for preferred stock from a strike price of $2.00 per share to $.01 per share. These warrants were issued in 2005 as part of an equity and convertible debenture sale. Due to this modification, the Company recorded a non cash dividend of $102,642 for the change in strike price for the year ended December 31, 2006.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 17 - RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments — An Amendment of FASB Statements No. 133 and 140. This statement amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. This statement also establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement event occurring in fiscal years beginning after December 15, 2006. The Company does not expect that the adoption of SFAS No. 155 will have a significant impact on its financial statements.

In September 2005, the EITF reached a consensus on Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature.” Under EITF 05-8, the issuance of convertible debt with a beneficial conversion feature results in a temporary difference for purposes of applying Statement 109. The deferred taxes recognized for the temporary difference should be recorded as an adjustment to paid-in capital. EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” require that the non-detachable conversion feature of a convertible debt security be accounted for separately if it is a beneficial conversion feature. A beneficial conversion feature is recognized and measured by allocating to additional paid-in capital a portion of the proceeds equal to the conversion feature’s intrinsic value. A discount on the convertible debt is recognized for the amount that is allocated to additional paid-in capital. The debt discount is accreted from the date of issuance to the stated redemption date of the convertible instrument or through the earliest conversion date if the instrument does not have a stated redemption date. The U.S. Federal Income Tax Code includes the entire amount of proceeds received at issuance as the tax basis of the convertible debt security. The EITF 05-8 Consensus should be applied retrospectively to all instruments with a beneficial conversion feature accounted for under EITF 98-5 and EITF 00-27 for periods beginning after December 15, 2005. The adoption of EITF 05-8 did not have a material impact on the Company’s financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS 154”), which replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 retained accounting guidance related to changes in estimates, changes in a reporting entity and error corrections. However, changes in accounting principles must be accounted for retrospectively by modifying the financial statements of prior periods unless it is impracticable to do so. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not have a material impact on the Company’s financial position, results of operations or cash flows.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”), which revises and replaces SFAS No. 123, Accounting for Stock-Based Payments and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). SFAS 123R requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value based method and the recording of such expense in its statements of operations. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. The provisions for SFAS No. 123R are effective for the first interim or annual reporting period beginning after June 15, 2005. The Company has adopted SFAS No. 123R effective January 1, 2006. The adoption of SFAS 123R impacted the Company’s financial position in 2006 by reducing Net Income by approximately $1 million. The Company is in the process of evaluating the impact of SFAS No.123R on its Financial Statements in future periods.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, and disclosure. FIN 48 is effective January 1, 2007. The Company is in the process of evaluating the impact that FIN 48 will have on its Financial Statements. At this time the Company does not believe that adoption of FIN 48 will have a material impact on its financial position, results of operations or cash flows.

In September 2006 the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another U.S. GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard will also require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 is not expected to have a material impact on the Company’s results of operations or financial position.

NOTE 18 - SUBSEQUENT EVENTS

During January 2007, the Company paid off two convertible debentures totaling $45,000, one for $20,000 and the other for $25,000. There remain three convertible debentures totaling $500,000, two each for $200,000 and one for $100,000.

On January 19, 2007, the Company issued 7,520,169 shares of Common Stock for $4,512,101 in subscription shares payable at sixty cents ($.60) per share. In conjunction with the stock issuance, the Company issued 3,760,082 Warrants to purchase shares of Common Stock with a strike price of eighty five cents ($.85) per share exercisable through January 19, 2009, or upon the Common Stock reaching a specified market price for a specified period.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

On April 2, 2007, the Company issued 3,572,585 shares of Common Stock for $1,558,318 in cash and for $585,233 in Subscription Shares Payable at sixty cents ($.60) per share.  In conjunction with the stock issuance, the Company issued 1,786,292 Warrants to purchase shares of Common Stock, with a strike price of eighty five cents ($.85) per share exercisable through January 19, 2009, or upon the Common Stock reaching a specified market price for a specified period.

On April 19, 2007, the Company issued 3,735,000 shares of Common Stock for $2,241,000 in cash at sixty cents ($.60) per share. In conjunction with the stock issuance, the Company issued 1,867,500 Warrants to purchase shares of Common Stock with a strike price of eighty five cents ($.85) per share exercisable through January 19, 2009, or upon the Common Stock reaching a specified market price for a specified period.

On April 26, 2007, the Board of Directors approved and the company entered into an amended agreement with the former Preferred Stock holders that provides for cash payouts of $600,000 contingent on the Company going public in a qualified merger and for an additional buy back of common stock, if the stock is not readily marketable, for 350,000 shares at $4 per share or $1.4 million dollars on or before December 31, 2008.

On May 2, 2007, the Company received FDA approval for generic pharmaceutical, Sevoflurane. Generic Sevoflurane is the Company’s planned principle product for 2007. The Company has exclusive rights to market generic Sevoflurane in the United States. The launch of Sevoflurane is a key component of the Company’s business plan and the Company’s future plans are largely dependent on successfully entering the market with this product and obtaining sufficient market share against competing pharmaceuticals to achieve profitable operations. There is no assurance the Company will be successful in these efforts.

RXELITE HOLDINGS INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 19 - PRIOR PERIOD ADJUSTMENT

In 2003, the Company recorded a note payable to a former shareholder in repurchasing the former shareholders’ ownership interest at the time the Company was a limited liability company. The note is structured to require a fixed dollar amount of payments over a specified period of time. The note did not have a stated rate of interest; therefore the company used an interest rate of 1% which was implied in the note agreement. It was subsequently determined that an implied rate of interest based on the prevailing market interest rates should have been used in accounting for the transaction and the related note payable. Accordingly, the accompanying 2005 financial statements have been restated to reflect the correction of this error. In doing so, the Company has used an incremental borrowing rate of 12% as the imputed interest rate, adjusting the amount of the note payable at its net present value at the time of the transaction, amortized to it’s amortized value for the periods presented in the accompanying financial statements utilizing the 12% imputed interest rate. The impact on the December 31, 2005 financial statements and cumulative effect on prior periods is reflected in the following comparative presentation.

	Original	As Restated	Difference
Current portion of long-term debt - related party	$926,351	$893,549	$(32,802)
Long-term debt - related party	1,133,654	798,839	(334,815)
Additional paid-in capital	2,138,552	2,805,794	667,242
Accumulated deficit	(16,153,120)	(16,452,745)	(299,625)
Interest expense	(120,903)	(230,948)	(110,045)
Net loss	(327,918)	(437,963)	(110,045)
Loss per share	$(0.02)	$(0.03)	$(0.01)